Exhibit 99.1

NEWS RELEASE

Contacts:	Patrick L. Ryan	Anthony C. Weagley
	President and CEO First Bank (609) 643-0168 patrick.ryan@firstbanknj.com	President and CEO Malvern Bancorp, Inc. (610) 695-3648 TWeagley@mymalvernbank.com

FOR IMMEDIATE RELEASE

FIRST BANK AND MALVERN BANCORP, INC. ANNOUNCE RECEIPT OF REGULATORY APPROVALS FOR STRATEGIC COMBINATION

HAMILTON, NJ and PAOLI, PA—(GLOBENEWSWIRE)—July 6, 2023 – First Bank (Nasdaq Global Market: FRBA) and Malvern Bancorp, Inc. (Nasdaq Global Market: MLVF), the parent company of Malvern Bank, National Association (“Malvern Bank”), today announced receipt of regulatory approvals from the Federal Deposit Insurance Corporation, the New Jersey Department of Banking and Insurance and the Pennsylvania Department of Banking and Securities, as well as non-objection from the Board of Governors of the Federal Reserve System, to complete the previously announced acquisition under which First Bank will acquire Malvern Bancorp, Inc. and its wholly-owned subsidiary, Malvern Bank, for a combination of cash and stock (the “Merger”). The Merger is anticipated to close by mid-July 2023, pending satisfaction of customary closing conditions.

About First Bank

First Bank is a New Jersey state-chartered bank with 18 full-service branches in Cinnaminson, Delanco, Denville, Ewing, Fairfield, Flemington (2), Hamilton, Lawrence, Monroe, Pennington, Randolph, Somerset and Williamstown, New Jersey; and Doylestown, Trevose, Warminster and West Chester, Pennsylvania. With $2.8 billion in assets as of March 31, 2023, First Bank offers a full range of deposit and loan products to individuals and businesses throughout the New York City to Philadelphia corridor. First Bank's common stock is listed on the Nasdaq Global Market under the symbol “FRBA.”

About Malvern Bancorp, Inc.

Malvern Bancorp, Inc. is the holding company for Malvern Bank, an institution that was originally organized in 1887 as a federally-chartered savings bank. With $996.3 million in assets as of March 31, 2023, Malvern Bank serves as one of the oldest banks headquartered on the Philadelphia Main Line. For more than a century, Malvern Bank has been committed to helping people build prosperous communities as a trusted financial partner, forging lasting relationships through teamwork, respect, and integrity. Malvern Bank conducts business from its headquarters in Paoli, Pennsylvania, a suburb of Philadelphia, and through its seven other banking locations in Chester and Delaware counties, Pennsylvania, Morristown, New Jersey, its New Jersey regional headquarters and Palm Beach, Florida. Malvern Bank's primary market niche is providing personalized service to its client base.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, information regarding First Bank’s and Malvern Bancorp, Inc.’s future financial performance, business and growth strategies, projected plans and objectives, and the proposed Merger, integration of businesses, ability to recognize anticipated operational efficiencies, and other projections based on macroeconomic and industry trends. Such forward-looking statements are based on various facts and derived utilizing important assumptions, current expectations, estimates and projections about First Bank and Malvern Bancorp, Inc., any of which may materially change over time and some of which may be beyond First Bank’s and Malvern Bancorp, Inc.’s control. Forward-looking statements may be identified by use of terms such as “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.”’ In addition to factors disclosed in First Bank’s reports filed with the Federal Deposit Insurance Corporation, Malvern Bancorp, Inc.’s reports filed with the Securities and Exchange Commission and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: changes in First Bank’s or Malvern Bancorp, Inc.’s operating or expansion strategy, availability of and costs associated with obtaining adequate and timely sources of liquidity, the ability to maintain credit quality, possible adverse rulings, judgments, settlements and other outcomes of pending litigation, the ability of First Bank and Malvern Bancorp, Inc. to collect amounts due under loan agreements, changes in consumer preferences, effectiveness of First Bank’s or Malvern Bancorp, Inc.’s interest rate risk management strategies, laws and regulations affecting financial institutions in general or relating to taxes, the effect of pending or future legislation, the ability to meet closing conditions to the proposed Merger on the expected terms and schedule, delay in closing the Merger, difficulties and delays in integrating the Malvern Bancorp, Inc. business or fully realizing cost savings and other benefits of the Merger, business disruption following the Merger, changes in interest rates and capital markets, inflation, customer acceptance of First Bank’s products and services, customer borrowing, repayment, investment and deposit practices, customer disintermediation, the introduction, withdrawal, success and timing of business initiatives, competitive conditions, and other risk factors. If one or more events related to these or other risks or uncertainties materialize, or if underlying assumptions prove to be incorrect, actual results may differ materially from what First Bank or Malvern Bancorp, Inc. anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and First Bank and Malvern Bancorp, Inc. do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that First Bank or persons acting on First Bank’s behalf, or Malvern Bancorp, Inc. or persons acting on Malvern Bancorp, Inc.’s behalf, may issue.